UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2009

LeMaitre Vascular, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

At the 2009 Annual Meeting of Stockholders of LeMaitre Vascular, Inc. (the “Company”) held on June 18, 2009, the stockholders of the Company approved the Amended and Restated 2006 Stock Option and Incentive Plan (the “Plan”). In accordance with the terms of the Plan, it became effective as of June 18, 2009 upon receipt of the requisite approval of the Company’s stockholders. The Plan (a) increases the aggregate number of shares authorized for issuance under the Plan by 750,000 shares to 1,500,000 shares, plus such number of shares representing expired, cancelled or terminated stock options or awards under the Company’s 1997 Stock Option Plan, 1998 Stock Option Plan, 2000 Stock Option Plan and 2004 Stock Option Plan, (b) allows for the issuance of cash-based awards, and (c) updates tax-related provisions. This description of the Plan is qualified in its entirety by reference to the full text of the Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is furnished as part of this report, where indicated:

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2006 Stock Option and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: June 23, 2009	By:	/s/ Aaron M. Grossman
	Name:	Aaron M. Grossman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated 2006 Stock Option and Incentive Plan.